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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in Registration Statements (Form S-3 Nos. 33-53129, 333-57785, 333-75633, 333-32580, and 333-105536 and Form S-4
No. 333-107934 and Form S-8 Nos. 33-31407, 33-37402, 33-53442, 33-59721,
33-59723, 33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131,
333-53961, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-105871,
and 333-106213) of Apache Corporation of our report dated March 11, 2004 with respect to the consolidated financial statements of Apache Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.




                                                    /s/ Ernst & Young LLP

                                                    ERNST & YOUNG LLP


Houston, Texas
March 11, 2004